Exhibit 10.1
Confidential Treatment Requested -  Redacted version
****
Indicates that information has been omitted pursuant to a request for confidential treatment pursuant to  Rule 24b-2 of the Securities Exchange Act of 1934.  The omitted information has been filed separately with the Securities and Exchange Commission.

Base Contract for Sale and Purchase of Natural Gas

This Base Contract is entered into as of the following date: July 1, 2008.  The parties to this Base Contract are the following:

ATMOS ENERGY MARKETING, LLC 13430 Northwest Freeway, Suite 700, Houston, Texas 77040-6091	and	CORNING NATURAL GAS CORPORATION

Duns Number: 83-570-5831 Contract Number: _________________________________ U.S. Federal Tax ID Number: 75-2079833		Duns Number: 002877231 Contract Number: U.S. Federal Tax ID Number: 16-0397420

Notices: 13430 Northwest Freeway, Suite 700, Houston, Texas 77040-6091 Attn: Contract Administration Phone: (713) 688-7771 Fax: (713) 688-1625		330 West William Street, Corning, New York 14830 Attn: Marie Husted Phone: (607) 936-3755 Fax: (607) 962-2844

Invoices and Payments: 13430 Northwest Freeway, Suite 700, Houston, Texas 77040-6091 Attn: Contract Administration Phone: (713) 688-7771 Fax: (713) 688-1625		330 West William Street, Corning, New York 14830 Attn: Fi Sarhangi Phone: (607) 936-3755 Fax: (607) 962-2844

Wire Transfer or ACH Numbers (if applicable):
BANK: Bank of America, Dallas, TX ABA: **** ACCT: **** Other Details:		BANK: Community National Bank, N.A. ABA: **** ACCT: **** Other Details: 331 W. Pulteney St. Corning, NY 14830

The Base Contract incorporates by reference for all purposes the General Terms and Conditions for Sale and Purchase of Natural Gas published by the North American Energy Standards Board.  The parties hereby agree to the following provisions offered in said General Terms and Conditions.  In the event the parties fail to check a box, the specified default provision shall apply.  Select only one box from each section:

Section 1.2 ☒ Oral (default Transaction ☐ Written	Section 7.2 ☒ 25th Day of Month following Month of delivery (default) Payment Date ☐ ____ Day of Month following Month of delivery
Section 2.5 ☒ 2 Business Days after receipt (default) Confirm ☐ ___Business Days after receipt Deadline	Section 7.2 ☒ Wire Transfer (default) Method of ☐ Automated Clearinghouse Credit (ACH) Payment ☐ Check
Section 2.6 ☒ Seller (default) Confirming ☐ Buyer Party ☐_________________________	Section 7.7 ☒ Netting applies (default) Netting ☐ Netting does not apply
Section 3.2      ☒ Cover Standard (default)
Performance    ☐ Spot Price Standard
Obligation
Note: The following Spot Price Publication applies to both of the immediately preceding.

Section 2.26   ☒ Gas Daily Midpoint (default)
Spot Price        ☐ _________________________
Publication

Section 10.3.1         ☒ Early Termination Damages Apply (default)
Early Termination    ☐ Early Termination Damages Do Not Apply
Damages
Section 10.3.2         ☒ Other Agreement Setoffs Apply (default)
Other Agreement    ☐ Other Agreement Setoffs Do Not Apply
Setoffs
Section 14.5
Choice of Law          New York

Section 6 ☒ Buyer Pays At and After Delivery Point Taxes ☐ (default) **** Seller Pays Before and At Delivery Point	Section 14.10 ☒ Confidentiality applies (default) Confidentiality ☐ Confidentiality does not apply
☒ Special Provisions Number of sheets attached 3 ☐ Addendum(s): _________________________________________________________

IN WITNESS WHEREOF, the parties have executed this Base Contract in duplicate.

ATMOS ENERGY MARKETING, LLC (Party “A”) Party Name By: /s/ Marc Tronzo Name: Marc Tronzo Title: Sr. VP of Trading	CORNING NATURAL GAS CORPORATION (Party “B”) Party Name By: /s/ Stanley G. Sleve Name: Stanley G. Sleve Title: Vice President

General Terms and Conditions
Base Contract for Sale and Purchase of Natural Gas

SECTION 1. PURPOSE AND PROCEDURES

1.1. These General Terms and Conditions are intended to facilitate purchase and sale transactions of Gas on a Firm or Interruptible basis. "Buyer" refers to the party receiving Gas and "Seller" refers to the party delivering Gas. The entire agreement between the parties shall be the Contract as defined in Section 2.7.

The parties have selected either the "Oral Transaction Procedure" or the "Written Transaction Procedure" as indicated on the Base Contract.

Oral Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Any Gas purchase and sale transaction may be effectuated in an EDI transmission or telephone conversation with the offer and acceptance constituting the agreement of the parties. The parties shall be legally bound from the time they so agree to transaction terms and may each rely thereon, Any such transaction shall be considered a "writing" and to have been "signed". Notwithstanding the foregoing sentence, the parties agree that Confirming Party shall, and the other party may, confirm a telephonic transaction by sending the other party a Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means within three Business Days of a transaction covered by this Section 1.2 (Oral Transaction Procedure) provided that the failure to send a Transaction Confirmation shall not invalidate the oral agreement of the parties. Confirming Party adopts its confirming letterhead, or the like, as its signature on any Transaction Confirmation as the identification and authentication of Confirming Party. If the Transaction Confirmation contains any provisions other than those relating to the commercial terms of the transaction (i.e., price, quantity, performance obligation, delivery point, period of delivery and/or transportation conditions), which modify or supplement, the Base Contract or General Terms and Conditions of this Contract (e.g., arbitration or additional representations and warranties) such provisions shall not be deemed to be accepted pursuant to Section 1.3 but must be expressly agreed to by both parties; provided that the foregoing shall not invalidate any transaction agreed to by the parties.

Written Transaction Procedure:

1.2. The parties will use the following Transaction Confirmation procedure. Should the parties come to an agreement regarding a Gas purchase and sale transaction for a particular Delivery Period, tire Confirming Party shall, and the other party may, record that agreement on a Transaction Confirmation and communicate such Transaction Confirmation by facsimile, EDI or mutually agreeable electronic means, to the other party by the close of the Business Day following the date of agreement. The parties acknowledge that their agreement will not be binding until the exchange of non-conflicting Transaction Confirmations or the passage of the Confirm Deadline without objection from the receiving party, as provided in Section 1.3.

1.3. If a sending party's Transaction Confirmation is materially different farm the receiving party's understanding of the agreement referred to in Section 1.2, such receiving party shall notify the sending party via facsimile, EDI or mutually agreeable electronic means by the Confirm Deadline, unless such receiving party has previously sent a Transaction Confirmation to the sending party. The failure of the receiving party to so notify the sending party in writing by the Confirm Deadline constitutes the receiving party's agreement to the farms of the transaction described in the sending party's Transaction Confirmation. If there are any material differences between timely sent Transaction Confirmations governing the same transaction, then neither Transaction Confirmation shall be binding until or unless such differences are resolved including the use of any evidence that clearly resolves the differences in the Transaction Confirmations, in the event of a conflict among the terms of (i) a binding Transaction Confirmation pursuant to Section 1.2, (ii) the oral agreement of the parties which may be evidenced by a recorded conversation, where the parties have selected the Oral Transaction Procedure of the Base Contract, (iii) the Base Contract, and (iv) these General Terms and Conditions, the terms of the documents shall govern in the priority listed in this sentence.

1.4. The parties agree that each party may electronically record all telephone conversations with respect to this Contract between their respective employees, without any special or further notice to the other party. Each party shall obtain any necessary consent of its agents and employees to such recording. Where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, the parties agree not to contest the validity or enforceability of telephonic recordings entered into in accordance with the requirements of this Base Contract, However, nothing herein shall be construed as a waiver of any objection to the admissibility of such evidence.

SECTION 2. DEFINITIONS

The terms set forth below shall have the meaning ascribed to them below. Other terms are also defined elsewhere in the Contract and shall have the meanings ascribed to them herein.

2.1. "Alternative Damages" shall mean such damages, expressed in dollars or dollars per MMBtu, as the parties shall agree upon in the Transaction Confirmation, in the event either Seller or Buyer fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer.

2.2. "Base Contract" shall mean a contract executed by the parties that incorporates these General Terms and Conditions by reference; that specifics the agreed selections of provisions contained herein; and that sets forth other information required herein and any Special Provisions and addendum(s) as identified on page one.

2.3. "British thermal unit" or "Btu" shall mean the International BTU, which is also called the Btu (IT).

2.4. "Business Day" shall mean any day except Saturday, Sunday or Federal Reserve Bank holidays.

2.5. "Confirm Deadline" shall mean 5:00 p.m. in the receiving party's time zone on the second Business Day following the Day a Transaction Confirmation is received or, if applicable, on the Business Day agreed to by the parties in the Base Contract; provided, if the Transaction Confirmation is time stamped after 5:00 p.m. in the receiving party's time zone, it shall be deemed received at the opening of the next Business Day.

2.6. "Confirming Party" shall mean the party designated in the Base Contract to prepare and forward Transaction Confirmations to the other party.

2.7. "Contract” shall mean the legally-binding relationship established by (i) the Base Contract, (ii) any and all binding Transaction Confirmations and (iii) where the parties have selected the Oral Transaction Procedure in Section 1.2 of the Base Contract, any and all transactions that the parties have entered into through an EDI transmission or by telephone, but that have not been confirmed in a binding Transaction Confirmation.

2.8. "Contract Price" shall mean the amount expressed in U.S. Dollars per MMBtu to be paid by Buyer to Seller for the purchase of Gas as agreed to by the parties in a transaction.

2.9. "Contract Quantity" shall mean the quantity of Gas to be delivered and taken as agreed to by the parties in a transaction.

2.10. "Cover Standard", as referred to in Section 3.2, shall mean that it there is an unexcused failure to take or deliver any quantity of Gas pursuant to this Contract, then the performing party shall use commercially reasonable efforts to (i) if Buyer is the performing party, obtain Gas, (or an alternate fuel if elected by Buyer and replacement Gas is not available), or (ii) if Seller is the performing party, sell Gas, in either case, at a price reasonable for the delivery or production area, as applicable, consistent with. the amount of notice provided by the nonperforming party; the immediacy of the Buyer's Gas consumption needs or Seller's Gas sales requirements, as applicable; the quantities involved; and the anticipated length of failure by the nonperforming party.

2.11. "Credit Support Obligation(s)” shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this Contract such as an irrevocable standby letter of credit, a margin agreement, a prepayment, a security interest in an asset, a performance bond, guaranty, or other good and sufficient security of a continuing nature.

2.12. "Day" shall mean a period of 24 consecutive hours, coextensive with a "day" as defined by the Receiving Transporter in a particular transaction.

2.13. "Delivery Period" shall be the period during which deliveries are to be made as agreed to by the parties in a transaction.

2.14. "Delivery Point(s)" shall mean such point(s) as are agreed to by the parties in a transaction.

2.15. "EDI" shall mean an electronic data interchange pursuant to an agreement entered into by the parties, specifically relating to the communication of Transaction Confirmations under this Contract.

2.16. "EFP" shall mean the purchase, sale or exchange of natural Gas as the "physical" side of an exchange for physical transaction involving gas futures contracts, EFP shall incorporate the meaning and remedies of "Firm", provided that a party's excuse for nonperformance of its obligations to deliver or receive Gas will be governed by the rules of the relevant futures exchange regulated under the Commodity Exchange Act.

2.17. "Firm" shall mean that either party may interrupt its performance without liability only to the extent that such performance is prevented for reasons of Force Majeure; provided, however, that during Force Majeure interruptions, the party invoking Force Majeure may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made to the Transporter and until the change in deliveries and/or receipts is confirmed by the Transporter.

2.18. "Gas" shall mean any mixture of hydrocarbons and noncombustible gases in a gaseous state consisting primarily of methane.

2.19. "Imbalance Charges" shall mean any fees, penalties, costs or charges (in cash or in kind) assessed by a Transporter for failure to satisfy the Transporter's balance and/or nomination requirements.

2.20. "Interruptible" shall mean that either party may interrupt its performance at any time for any reason, whether or not caused by an event of Force Majeure, with no liability, except such interrupting party may be responsible for any Imbalance Charges as set forth in Section 4.3 related to its interruption after the nomination is made, to the Transporter and until the change in deliveries and/or receipts is confirmed by Transporter.

2.21. "'MMBtu" shall mean one million British thermal units, which is equivalent to one dekatherm.

2.22. "Month" shall mean the period beginning on the first Day of the calendar month and ending immediately prior to the commencement of the first Day of the next calendar month.

2.23. "Payment Date" shall mesa a date, as indicated on the Base Contract, on or before which payment is due Seller for Gas received by Buyer in the previous Month.

2.24. "Receiving Transporter" shall mean the Transporter receiving Gas at a Delivery Point, or absent such receiving Transporter, the Transporter delivering Gas at a Delivery Point.

2.25. "Scheduled Gas" shall mean the quantity of Gas confirmed by Transporter(s) for movement, transportation or management.

2.26. "Spot Price” as referred to in Section 3.2 shall mean the price listed in the publication indicated on the Base Contract, under the listing applicable to the geographic location closest in proximity to the Delivery Point(s) for the relevant Day; provided, if there is no single price published for such location for such Day, hot there is published a range of prices, then the Spot Price shall be the average of such high and low prices. If no price or range of prices is published for such Day, then the Spot Price shall be the average of the following: (i) the price (determined as stated above) for the first Day for which a price or range of prices is published that next precedes the relevant Day: and (ii) the price (determined as stated above) for the first Day for which a price or range of price* is published that next follows the relevant Day.

2.27. "Transaction Confirmation" shall mean a document, similar to the form of Exhibit A, setting forth the terms of a transaction formed pursuant to Section 1 for a particular Delivery Period.

2.28. "Termination Option` shall mean the option of either party to terminate a transaction in the event that the other party fails to perform a Firm obligation to deliver Gas in the case of Seller or to receive Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation.

2.29.  "Transporter(s)" shall mean all Gas gathering or pipeline companies, or local distribution companies, acting in the capacity of a transporter, transporting Gas for Seller or Buyer upstream or downstream, respectively: of the Delivery Point pursuant to a particular transaction.

SECTION 3. PERFORMANCE OBLIGATION

3.1. Seller agrees to sell and deliver, and Buyer agrees to receive and purchase, the Contract Quantity for a particular transaction in accordance with the terms of the Contract. Sales and purchases will be on a Firm or Interruptible basis, as agreed to by the parties in a transaction.

The parties have selected either the "Cover Standard" or the Price Standard" as indicated on the Base Contract.

Cover Standard:

3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following: (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the positive difference, if any, between the purchase price paid by Buyer utilizing the Cover Standard and the Contract Price, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually delivered by Seller for such Day(s); or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in the amount equal to the positive difference, if any, between the Contract Price and the price received by Seller utilizing the Cover Standard for the resale of such Gas, adjusted for commercially reasonable differences in transportation costs to or from the Delivery Point(s), multiplied by the difference between the Contract Quantity and the quantity actually taken by Buyer for such Day(s); or (iii) in the event that Buyer has used commercially reasonable efforts to replace the Gas or Seller has used commercially reasonable efforts to sell the Gas to a third party, and no such replacement or sale is available, then the sole and exclusive remedy of the performing party shall be any unfavorable difference between the Contract Price and the Spot Price, adjusted for such transportation to the appropriate Delivery Palm, multiplied try the difference between the Contract Quantity and the quantity actually delivered by Seller and received by Buyer for such Day(s). Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for Imbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall payable five Business Days after presentation of the performing party's invoice, which shall set forth the basis upon which such amount was calculated.

Spot Price Standard:

3.2. The sole and exclusive remedy of the parties in the event of a breach of a Firm obligation to deliver or receive Gas shall be recovery of the following; (i) in the event of a breach by Seller on any Day(s), payment by Seller to Buyer in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seiler and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the Contract Price from the Spot Price; or (ii) in the event of a breach by Buyer on any Day(s), payment by Buyer to Seller in an amount equal to the difference between the Contract Quantity and the actual quantity delivered by Seller and received by Buyer for such Day(s), multiplied by the positive difference, if any, obtained by subtracting the applicable Spot Price from the Contract Price. Imbalance Charges shall not be recovered under this Section 3.2, but Seller and/or Buyer shall be responsible for unbalance Charges, if any, as provided in Section 4.3. The amount of such unfavorable difference shall be payable five Business Days after presentation of the prevailing party's invoice, which shall set forth the basis upon which such amount was calculated.

3.3. Notwithstanding Section 3.2, the parties may agree to Alternative Damages in a Transaction Confirmation executed in writing by both parties.

3.4  In addition to Sections 3.2 and 3.3, the parties may provide for a Termination Option in a Transaction Confirmation executed in Writing by both parties. The Transaction Confirmation containing the Termination Option will designate the length of nonperformance triggering the Termination Option and the procedures for exercise thereof, how damages for nonperformance will be compensated, and how liquidation costs will be calculated.

SECTION 4. TRANSPORTATION, NOMINATIONS, AND IMBALANCES

4.1. Seller shall have the sole responsibility for transporting the Gas to the Delivery Point(s). Buyer shall have the sole responsibility for transporting the Gas from the Delivery Point(s).

4.2. The parties shall coordinate their nomination activities, giving sufficient lime to meet the deadlines of the affected Transporter(s). Each party shall give the other party timely prior Notice, sufficient to meet the requirements or a Transporter(s) Involved in the Transaction, of the quantities of Gas to be delivered and purchased each Day. Should either party become aware that actual deliveries at the Delivery Points) are greater or lesser than the Scheduled Gas, such party shall promptly notify the other party.

4.3  The parties shall use commercially reasonable efforts to avoid imposition of any Imbalance Charges.  If Buyer or Seller receives an invoice from a Transporter that includes Imbalance Charges, the parties shall determine the validity as well as the cause of such Imbalance Charges.  If the Imbalance Charges were incurred as a result of Buyer’s receipt of quantities of Gas greater than or less than the Scheduled Gas, then Buyer shall pay for such imbalance Charges or reimburse Seller for such Imbalance Charges paid by Seller.   If the Imbalance Charges were incurred as a result of Seller's delivery of quantities of Gas greater than or less than the Scheduled Gas, then Seller shall pay for such imbalance Charges or reimburse Buyer for such Imbalance Charges paid by Buyer.

SECTION 5. QUALITY AND MEASUREMENT

All Gas delivered by Seller shall meet the pressure, quality and heat content requirements of the Receiving Transporter.  The unit of quantity measurement for purposes of this Contract shall be one MMBtu dry. Measurement of Gas quantities hereunder shall be in accordance with the established procedures of the Receiving Transporter.

SECTION 6. TAXES

The parties have selected either "Buyer Pays At and After Delivery Point" or "Seller Pays Before and At Delivery Point" as indicated on the Base Contract.

Buyer Pays At and After Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges Imposed by any government authority (Taxes") on or with respect to the Gas prior to the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas at the Delivery Points) and at Taxes after the Delivery Point(s). if a party is required to remit or pay Taxes that are the other party's responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes. Any party entitled to an exemption from any such Taxes or charges shall furnish the other pa an necessary documentation thereof.

Seller Pays Before and At Delivery Point:

Seller shall pay or cause to be paid all taxes, fees, levies, penalties, licenses or charges imposed by any government authority ('Taxes") on or with respect to the Gas prior to the Delivery Point(s) and all Taxes at the Delivery Point(s). Buyer shall pay or cause to be paid all Taxes on or with respect to the Gas after the Delivery Point(s)-lf-a party-is squired to remit or pay Taxes that are the other party’s responsibility hereunder, the party responsible for such Taxes shall promptly reimburse the other party for such Taxes.  Any party entitled to an exemption from any such Taxes or charges shall furnish the other party any necessary documentation thereof.

SECTION 7. BILLING, PAYMENT, AND AUDIT

7.1. Seller shall invoice Buyer for Gas delivered and received in the preceding Month and for any other applicable charges, providing supporting documentation acceptable to Industry practice to support the amount charged. If the actual quantity delivered is not known by the billing date, billing sill be prepared based on the quantity of Scheduled Gas, The invoiced quantity will then be adjusted to the actual quantity on the following Month's billing or as soon thereafter as actual delivery information is available.

7.2. Buyer shall remit the amount due under Section 7.1 in the manner specified in the Base Contract, in immediately available funds, on or before the later of the Payment Date or 10 Days after receipt of the invoice by Buyer; provided that if the Payment Date is not a Business Day, payment is due on the next Business Day following that date. In the event any payments are due Buyer hereunder, payment to Buyer shall be made in accordance with this Section 7.2.

7.3. In the event payments become due pursuant to Sections 3.2 or 3.3, the performing party may submit an invoice to the nonperforming party for an accelerated payment setting form the basis upon which the invoiced amount was calculated. Payment from the nonperforming party will be due five Business Days after receipt of invoice.

7.4. If the invoiced party, in good faith, disputes the amount of any such invoice or any part thereof, such invoiced party will pay such amount as it concedes to be correct; provided, however, if the invoiced party disputes the amount due, it must provide supporting documentation acceptable in industry practice to support the amount paid or disputed, in the event the parties are unable to resolve such dispute, either party may pursue any remedy available at Law or in equity to enforce its rights pursuant to this Section.

7.5. If the invoiced party fails to remit the full amount payable when due, interest on the unpaid portion shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under 'Money Rates" by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

7.6. A party shall have the right, at its own expense, upon reasonable Notice and at reasonable times, to examine and audit and to obtain copies of the relevant portion of the books, records, and telephone recordings of the other party only to the extent reasonably necessary to verify the accuracy of any statement, charge, payment, or computation made under the Contract, This right to examine, audit, and to obtain copies shall not be available with respect to proprietary information not directly relevant to transactions under this Contract.  All invoices and billings small be conclusively presumed final and accurate and all associated claims for under or overpayments shell be deemed waived unless suds invoices and billings are objected to in writing, with adequate explanation and for documentation, within two years after the Month of Gas delivery. All retroactive adjustments under Section 7 shall be paid in full by the party owing payment within 30 Days of Notice and substantiation of such inaccuracy.

7.7. Unless  the parties have elected on the Base Contract not to make this Section 7.7 applicable to this Contract, the parties shall net all undisputed amounts due and owing, and/or past due arising under the Contract such that the party owing the greater amount shall make 8 single payment of the net amount to the other party in accordance with Section 7; provided that no payment required to be made pursuant to the terms of any Credit Support Obligation or pursuant to Section 7.3 shall be subject to netting under this Section. If the parties have executed a separate netting agreement, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 8. TITLE, WARRANTY, AND INDEMNITY

8.1. Unless otherwise specifically agreed, title to the Gas shall pass from Seller to Buyer at the Delivery Point(s). Seller shall have responsibility for and assume any liability with respect to the Gas prior to its delivery to Buyer at the specified Delivery Point(s). Buyer shall have responsibility for and any liability with respect to said Gas after its delivery to Buyer at the Delivery Point(s).

8.2. Seller warrants that it will have the right to convey and will transfer good and merchantable title to all Gas Sold hereunder and delivered by it to Buyer, free and clear of all liens, encumbrances, and claims. EXCEPT AS PROVIDED IN THIS SECTION 8.2 AND IN SECTION 14.8, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE ARE DISCLAIMED.

8.3. Seller agrees to indemnify Buyer and save it harmless from ail losses, liabilities or claims including reasonable attorneys' fees and costs of court ("Claims"), from any and all persons, arising from or out of claims of title, personal injury or property damage from said Gas or other charges thereon which attach before title passes to buyer. Buyer agrees to indemnify Seller and save it harmless from all Claims, from any and all persons, arising from or out of claims regarding payment, personal injury or property damage from said Gas or other charges thereon which attach after title passes to Buyer.

8.4. Notwithstanding the other provisions of this Section 8, as between Seller and Buyer, Seller will be table for all Claims to the extent that such arise from the failure of Gas delivered by Seller to meet the quality requirements of Section 5.

SECTION 9. NOTICES

9.1. All Transaction Confirmations, invoices, payments and other communications made pursuant to the Base Contract (“Notices") shall be made to the addresses specified in writing by the respective parties from time to time.

9.2. All Notices required hereunder may be sent by facsimile or mutually acceptable electronic means, a nationally recognized overnight courier service, first class mail or hand delivered.

9.3  Notice shall be given when received on a Business Day by the addressee. In the absence of proof of the actual receipt date, the following presumptions will apply. Notices sent by facsimile shall be deemed to have been received upon the sending party's receipt of its facsimile machine’s confirmation of successful transmission.  If the day on which such facsimile is-received is not a Business Day or is after five p.m. on a Business Day, then such facsimile shall be deemed to have been received on the next following Business Day. Notice by overnight mail of courier shall be deemed to have been received on the next Business Day after it was sent or such earlier time as is confirmed by the receiving party. Notice via first class mail shall be considered delivered five Business Days after mailing.

SECTION 10. FINANCIAL RESPONSIBILITY

10.1. If either party ("X") has reasonable grounds for insecurity regarding the performance of any obligation under this Contract (whether or not then due) by the other party ("Y') (including, without limitation, the occurrence of a material change in the creditworthiness of Y), X may demand Adequate Assurance of Performance. "Adequate Assurance of Performance" shall mean sufficient security in the form, amount and for the term reasonably acceptable to X, including, but not limited to, a standby irrevocable letter of credit,, a prepayment, a security interest in an asset or a performance bond or guaranty (including the issuer of any such security).

10.2. In the event (each an "Event of Default") either party (the "Defaulting Party”) or its guarantor shall: (i) make an assignment or any general arrangement for the benefit of creditors, (ii) file a petition or otherwise commence, authorize, or acquiesce in the commencement of a proceeding or case under any bankruptcy or similar law for the protection of creditors or have such petition filed or proceeding commenced against it; (iii) otherwise become bankrupt or insolvent (however evidenced); (iv) be unable to pay its debts as they fall due; (v) have a receiver, provisional liquidator, conservator, custodian, trustee or other similar official appointed with respect to it or substantially all of its assets; (vi) fail to perform arty obligation to the other party with respect to any Credit Support Obligations relating to the Contract; (vii) fail to give Adequate Assurance of Performance under Section 10.1 within 48 hours but at least one Business Day of a written request by the other party; or (viii) not have paid any amount due the other party hereunder on or before the second Business Day following written Notice that such payment is due: then the other party (the "Non-Defaulting Party") shall have the right, at its sole election, to immediately withhold and/or suspend deliveries or payments upon Notice and/or to terminate and liquidate the transactions under the Contract, in the manner provided In Section 10.3, in addition to any and all other remedies available hereunder.

10.3. If an Event of Default has occurred and is continuing, the Non-Defaulting Party shall have the right, by Notice to the Defaulting Party, to designate a Day, no earlier than the Day such Notice is given and no later than 20 Days after such Notice is given, as an early termination date (the "Early Termination Date') for the liquidation and termination pursuant to Section 10.11 of all transactions under the Contract, each a "Terminated Transaction".  On the Early Termination Date, all transactions will terminate. other then those transactions, if any, that may not be liquidated and terminated under applicable law or that are, in the reasonable opinion of the Non-Defaulting Party, commercially impracticable to liquidate and terminate ('Excluded Transactions'), which Excluded Transactions must be liquidated and terminated as soon thereafter as is reasonably practicable. and upon termination shall be a Terminated Transaction and be valued consistent with Section 10.3.1 below, With respect to each Excluded Transaction, its actual termination date shall be the Early Termination Date for purposes of Section 10.3.1.

The parties have selected either “Early Termination Damages Apply” or “Early Termination Damages Do Not Apply” as indicated on the Base Contract.

Early Termination Damages Apply:

10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine, in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract and (II) the Market Value, as defined below, of each Terminated Transaction.  The Non-Defaulting Party shall (x) liquidate and accelerate each Terminated Transaction at its Market Value, so that each amount equal to the difference between such Market Value and the Contract Value, as defined below, of such Terminated Transaction(s) shall be due by the Buyer under the Terminated Transaction(s) if such Market value exceeds the Contract Value and to the Seller if the opposite is the case; and (y) where appropriate, discount each amount then due under clause (x) above to present value in a commercially reasonable manner as of the Early Termination Date (to take account of the period between the date of liquidation and the date on which such amount would have otherwise been due pursuant to the relevant Terminated Transactions).

For purposes of this Section 10.3.1, "Contract Value" means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the Contract Price, and “Market Value" means the amount of Gas remaining to be delivered or purchased under a transaction multiplied by the market price for a similar transaction at the Delivery Point determined by the Non-Defaulting Party in a commercially reasonable manner. To ascertain the Market Value, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Gas futures contracts, quotations from leading dealers in energy swap contracts or physical gas trading markets, similar sales or purchases and any other bona fide third-party offers, all adjusted for the length of the term and differences in transportation costs.  A party shall not be required to enter into a replacement transactions) in order to determine the Market Value. Any extension(s) of the term of a transaction to which parties are not bound as of the Early Termination Date (including but not limited to "evergreen provisions") shall not be considered in determining Contract Values and Market Values. For the avoidance of doubt, any opinion pursuant to which one party has the right to extend the term of a transaction shall be considered in determining Contract Values and Market Values. The rate of interest used in calculating the present value shall be determined by the Non-Defaulting Party in a commercially reasonable manner.

Early Termination Damages Do Not Apply:

10.3.1. As of the Early Termination Date, the Non-Defaulting Party shall determine,  in good faith and in a commercially reasonable manner, the amount owed (whether or not then due) by each party with respect to all Gas delivered and received between the parties under Terminated Transactions and Excluded Transactions on and before the Early Termination Date and all other applicable charges relating to such deliveries and receipts (including without limitation any amounts owed under Section 3.2), for which payment has not yet been made by the party that owes such payment under this Contract.

The parties have selected either “Other Agreement Setoffs Apply” or “Other Agreement Setoffs Do Not Apply” as indicated on the Base Contract.

Other Agreement Setoffs Apply:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the "Net Settlement Amount"). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff (i) any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract; or (ii) any Net Settlement Amount payable to the Defaulting Party against any amount(s) payable by the Defaulting Party to the Non-Defaulting Party under any other agreement or arrangement between the parties.

Other Agreement Setoffs Do Not Apply:

10.3.2. The Non-Defaulting Party shall net or aggregate, as appropriate, any and all amounts owing between the parties under Section 10.3.1, so that all such amounts are netted or aggregated to a single liquidated amount payable by one party to the other (the "Net Settlement Amount"). At its sole option and without prior Notice to the Defaulting Party, the Non-Defaulting Party may setoff any Net Settlement Amount owed to the Non-Defaulting Party against any margin or other collateral held by it in connection with any Credit Support Obligation relating to the Contract.

10.3.3. If any obligation that is to be included in any netting, aggregation or setoff pursuant to Section 10.3.2 is unascertained, the Non-Defaulting Party may in good faith estimate that obligation and net, aggregate or setoff, as applicable, in respect of the estimate, subject to the Non-Defaulting Party accounting to the Defaulting Party when the obligation is ascertained. Any amount not then due which is included in any netting, aggregation or setoff pursuant to Section 10.12 shall be discounted to net present value in a commercially reasonable manner determined by the Non-Defaulting Party.

10.4. As soon as practicable after a liquidation, Notice shall be given by the Non-Defaulting Party to the Defaulting Party of the Net Settlement Amount, and whether the Net Settlement Amount is due to or due from the Non-Defaulting Party. The Notice shall include a written statement explaining in reasonable detail the calculation of such amount, provided that failure to give such Notice shall not affect the validity or enforceability of the liquidation or give rise to any claim by the Defaulting Party against the Non-Defaulting Party. The Net Settlement Amount shall be paid by the close of business on the second Business Day following such Notice, which date shall not be earlier than the Early Termination Date. Interest on any unpaid portion of the Net Settlement Amount shall accrue from the date due until the date of payment at a rate equal to the lower of (i) the then-effective prime rate of interest published under "Money Rates" by The Wall Street Journal, plus two percent per annum; or (ii) the maximum applicable lawful interest rate.

10.5. The parties agree that the transactions hereunder constitute a "forward contract" within the meaning of the United States Bankruptcy Code and that Buyer and Seller are each "forward contract merchants" within the meaning of the United States Bankruptcy Code.

10.6  The Non-Defaulting Party`s remedies under this Section 10 are the sole and exclusive remedies of the Non-Defaulting Party with respect to the occurrence of any Early Termination Date. Each party reserves to itself all other rights, setoffs, counterclaims and other defenses that it is or may be entitled to arising from the Contract.

10.7. With respect to this Section 10, if the parties have executed a separate netting agreement with close-out netting provisions, the terms and conditions therein shall prevail to the extent inconsistent herewith.

SECTION 11. FORCE MAJEURE

11.1. Except with regard to a party's obligation to make payments) due under Section 7, Section 10.4 and Imbalance Charges under Section 4, neither party shall be liable to the other for failure to perform a Firm obligation, to the extent such failure was caused by Force Majeure. The term "Force Majeure" as employed herein means any cause not reasonably within the control of the party claiming suspension, as further defined in Section 11.2.

11.2. Force Majeure shall include, but not be limited to, the following: (i) physical events such as acts of God, landslides, lightning; earthquakes, fires, storms or storm warnings, such as hurricanes, which result in evacuation of the affected area, floods, washouts, explosions, breakage or accident or necessity of repairs to machinery or equipment or lines of pipe, (ii) weather related events affecting an entire geographic region, such as low temperatures which cause freezing or failure of wells or lines of pipe; (iii) interruption and/or curtailment of Firm transportation and/or storage by Transporters; (iv) acts of others such as strikes, lockouts or other industrial disturbances, riots, sabotage, insurrections or wars, and (v) governmental actions Such as necessity for compliance with any court order, taw, statute, ordinance, regulation, or policy having the effect of law promulgated by a governmental authority having jurisdiction. Seller and Buyer shall make reasonable efforts to avoid the adverse impacts of a Force Majeure and to resolve the event or occurrence once it has occurred in order to resume performance..

11.3. Neither party shall be entitled to the benefit of the provisions of Force Majeure to the extent performance is affected by any or all of the following circumstances: (i) the curtailment of interruptible or secondary Firm transportation unless primary, in-path, Firm transportation is also curtailed; (ii) the party claiming excuse failed to remedy the condition and to resume the performance of such covenants or obligations with reasonable dispatch; or (iii) economic hardship, to include, without limitation, Seller's ability to sell Gas at a higher or more advantageous price than the Contract Price, Buyer's ability to purchase Gas at a lower or more advantageous price than the Contract Price, or a regulatory agency disallowing, in whole or in part, the pass through of costs resulting from this Agreement (iv) the loss of Buyer's market(s) or Buyers inability to use or resell Gas purchased hereunder, except, in either case, as provided in Section 11.2; or (v) the loss or failure of Seller's gas supply or depletion of reserves, except, in either case, as provided in Section 11.2. The party claiming Force Majeure shall not be excused from its responsibility for Imbalance Charges.

11.4. Notwithstanding anything to the contrary herein, the parties agree that the settlement of strikes, lockouts or other industrial disturbances shall be within the sole discretion of the party experiencing such disturbance.

11.5. The party whose performance is prevented by Force Majeure must provide Notice to the other party. Initial Notice may be given orally, however, written Notice with reasonably full particulars of the event or occurrence is required as soon as reasonably possible. Upon providing written Notice of Force Majeure to the other party, the affected party will be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas, as applicable, to the extent and for the duration of Force Majeure, and neither party shall be deemed to have failed in such obligations to the other during such occurrence or event.

11.6. Notwithstanding Sections 11.2 and 11.3, the parties may agree to alternative Force Majeure provisions in a Transaction Confirmation executed in writing by both parties.

SECTION 12. TERM

This Contract may be terminated on 30 days written Notice, but shall remain in effect until the expiration of the latest Delivery Period of any transaction(s). The rights of either party pursuant to Section 7.6 and Section 10, the obligations to make payment hereunder, and the obligation of either party to indemnify the other, pursuant hereto shall survive the termination of the Base Contract or any transaction.

SECTION 13. LIMITATIONS

FOR BREACH OF ANY PROVISION FOP WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY. A PARTY'S LIABILITY HEREUNDER SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION, AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY PROVIDED HEREIN OR IN A TRANSACTION, A PARTY'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY. SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, ANC ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED UNLESS EXPRESSLY HEREIN PROVIDED. NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE, TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OR OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE DAMAGES CALCULATED RATED HEREUNDER CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

SECTION 14. MISCELLANEOUS

14.1. This Contract shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, and heirs of the respective parties hereto, and the covenants, conditions, rights and obligations of this Contract shall run for the full term of this Contract. No assignment of this Contract, in whole or in part, will be made without the prior written consent of the non-assigning party (and shall not relieve the assigning party from liability hereunder), which consent will not be unreasonably withheld or delayed provided, either party may (i) transfer, sell, pledge, encumber, or assign this Contract or the accounts, revenues, or proceeds hereof in connection with any financing or other financial arrangements, or (ii) transfer its interest to any parent or affiliate by assignment, merger or otherwise without the prior approval of the other party. Upon any such assignment, transfer and assumption, the transferor shall remain principally liable for and shall not be relieved of or discharged from any obligations hereunder.

14.2. If any provision in this Contract is determined to be invalid, void or unenforceable by any court having jurisdiction, such determination shall not invalidate, void, or make unenforceable any other provision, agreement or covenant of this Contract.

14.3. No waiver of any breach of this Contract shall be held to be a waiver of any other or subsequent breach.

14.4. This Contract sets forth all understandings between the parties respecting each transaction subject hereto, and any prior contracts, understandings and representations, whether oral or written, relating to such transactions are merged into and superseded by this Contract and any effective transaction(s), This Contract may be amended only by a writing executed by both parties.

14.5. The interpretation and performance of this Contract shall be governed by the laws of the jurisdiction as indicated on the Base Contract excluding, however, every conflict of laws rule which would apply the law of another jurisdiction.

14.6. This Contract and all provisions herein will be subject to all applicable and valid statutes, rules, orders and regulations of any governmental authority having jurisdiction over the parties, their facilities, or Gas supply, this Contract or transaction or any provisions thereof.

14.7. There is no third party beneficiary to this Contract,

14.8, Each party to this Contract represents and warrants that it has full and complete authority to enter into and perform this Contract. Each person who executes this Contract on behalf of either party represents and warrants that it has full and complete authority to do so and that such party will be bound thereby.

14.9. The headings and subheadings contained in this Contract are used solely for convenience and do not constitute a part of this Contract between the parties and shall not be used to construe or interpret the provisions of this Contract.

14.10. Unless the parties have elected on the Base Contract not to make this Section 14.10 applicable to this Contract, neither party shall disclose directly or indirectly without the prior written consent of the other party the terms of any transaction to a third party (other than the employees, lenders, royalty owners, counsel, accountants and other agents of the party, or prospective purchasers of all or substantially all of a party's assets or of any rights under this Contract, provided such person shall have agreed to keep such terms. confidential) except (i) in order to comply with any applicable law, order, regulation, or exchange rule, (ii) to the extent necessary for the enforcement of this Contract, (iii) to the extent necessary to implement any transaction, or (iv) to the extent such information is delivered to such third party for the sole purpose of calculating a published index.  Each party shall notify the other party of any proceeding of which it is aware which may result in disclosure of the terms of any transaction (other than as permitted hereunder) and use reasonable efforts to prevent or limit the disclosure.  The existence of this Contract is not subject to this confidentiality obligation. Subject to Section 13, the parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with this confidentiality obligation. The terms of any transaction hereunder shall be kept confidential by the parties hereto for one year from the expiration of the transaction.

In the event that disclosure is required try a governmental body or applicable law, the party subject to such requirement may disclose the material terms of this Contract to the extent so required, but shall promptly notify the other party, prior to disclosure, and shall cooperate (consistent with the disclosing party's legal obligations) with the other party's efforts to obtain protective orders or similar restraints with respect to such disclosure at the expense of the other party.

14.11 The parties may agree to dispute resolution procedures in Special Provisions attached to the Base Contract or in a Transaction Confirmation executed in writing by both parties.

DISCLAIMER: The purposes of this Contract are to facilitate trade, avoid misunderstandings and make more definite the terms of contracts of purchase and sale of natural gas.  Further, NAESB does not mandate the use of this Contract by any party.  NAESB DISCLAIMS AND EXCLUDES, AND ANY USER OF THIS CONTRACT ACKNOWLEDGES AND AGREES TO NAESB’S DISCLAIMER OF, ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THIS CONTRACT OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE (WHETHER OR NOT NAESB KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DELAYING.  EACH USER OF THIS CONTRACT ALSO AGREES THAT UNDER NO CIRCUMSTANCES WILL NAESB BE LIABLE FOR ANY DIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF ANY USE OF THIS CONTRACT.

TRANSACTION CONFIRMATION
FOR IMMEDIATE DELIVERY

SAMPLE DOCUMENT

Letterhead/Logo	Date: ___________________________________
Transaction Confirmation #: ______________

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated ____________________.  The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

SELLER:	BUYER:
_____________________________________________	_____________________________________________
_______________________________________	_____________________________________________
Attn: ___________________________________	Attn: ___________________________________
Phone: __________________________________	Phone: __________________________________
Fax: ____________________________________	Fax: ____________________________________
Base Contract No. __________________________	Base Contract No. __________________________
Transporter: ______________________________	Transporter: _____________________________
Transporter Contract Number: __________________	Transporter Contract Number: __________________
Contract Price: $ MBtu or

Delivery Period: Begin: End: _________________________

Performance Obligation and Contract Quantity: (Select One)

Firm (Fixed Quantity):	Firm (Variable Quantity):	Interruptible:
_______ MMBtus/day	_______MMBtus/day Minimum	Up to _______MMBtus/day
_______MMBtus/day Maximum
Subject to Section 4.2 at election of ∏ Buyer or ∏ Seller

Delivery Point(s): (If a pooling point is used, list a specific geographic and pipeline location):
Special Conditions: SAMPLE DOCUMENT
Seller: SAMPLE DOCUMENT	Seller: SAMPLE DOCUMENT

By: __________________________	By: ___________________________
Title: __________________________	Title: ___________________________
Date: __________________________	Date: ___________________________

SPECIAL PROVISIONS TO THE NASEBY BASE CONTRACT
FOR SALE AND PURCHASE OF NATURAL GAS
DATED JULY 1, 2008
BETWEEN
ATMOS ENERGY MARKETING, LLC
and
CORNING NATURAL GAS CORPORATION

If the terms of these Special Provisions and the other terms of this Base Contract conflict, the terms of these Special Provisions shall govern. Any definitions used in the Base Contract, unless otherwise defined in these Special Provisions, shell have the same meaning in these Special Provisions.

Any reference to a Section in these Special Provisions refers to the same Section of the General Terms and Conditions to the Base Contract.

Section 1. Purposes and Procedures

Section 1 2 of be amended by adding the following sentence after the last sentence of the Section;

"Notwithstanding the provisions of this Section 1.2 the parties agree that for transactions having a Delivery Period for less than one (1) Month's duration, the Confirming Party shall not be obligated to issue a Transaction Confirmation."

Section 2. Definitions

Section 2. 11 is amended by deleting the section in its entirety and replacing it with the following:

2.11 "Credit Support Obligation(s)" shall mean any obligation(s) to provide or establish credit support for, or on behalf of, a party to this contract such as accelerated payment, a prepayment, an irrevocable standby letter of credit, a margin agreement, guaranty, deposit or other mutually acceptable form of security, consideration or adequate assurance of performance."

Section 2.28 is amended by deleting the section in its entirety and replacing it with the following:

2.28 "Termination Option" shall mean the option of either party to terminate a transaction in the event that the other party fans to perform a Firm obligation to deliver Gas in the case of Seller or to receive and make full and timely payment for Gas in the case of Buyer for a designated number of days during a period as specified on the applicable Transaction Confirmation."

Section 6. Taxes

Section 6 is hereby amended by adding the following sentence to the end of the Section:

"Notwithstanding the foregoing, Buyer agrees to reimburse Seller for any sales, use, utility, utility receipts, gross receipts or similar tax  currently or in the future imposed by any taxing or governmental authority with respect to the sale, receipts from the sale, use or transportation of the gas sold pursuant to this Contract."

Section 8. Title, Warranty and Indemnity

Section 8.3 is hereby amended by adding the following sentence to the end of this section:

“Neither party shall be obligated to indemnify, defend, or hold the other party harmless to the extent any liability, suit, action, damage, loss or expense arises out of or in connection with any intentional act, negligent act or failure to act on the part of the other party, its officers, agents, or employees.”

Section 10. Financial Responsibility

Section 10.1 is hereby amended by deleting everything after “may demand” on line 3 and replacing with:

“One or more Credit Support Obligations to provide adequate assurance of Y’s performance.”

The clause identified as (iv) in Section 10.2 shat be deleted and replaced by the following:

“(iv) be unable to pay its debts as they fall due at any time or become insolvent or experience an adverse change in financial condition prior to the closing of a case arising under Title 11 of the United States Code;"

The clause identified as (vii)) in Section 10.2, shall be deleted and replaced by the following:

"(vii) fail to provide the additional Credit Support Obligation required under Section 10.1 within at least two Business Days of a written request by the other party; or"

Section 10.5 is amended by deleting the section in its entirety and replacing it with the following:

“Bankruptcy Matters.

(a)
Each party acknowledges and agrees that (i) the Contract and all transaction(s), both together and separately, constitute "forward contracts" within the meaning of Title 11 of the United States Code (the "Bankruptcy Code"); (ii) each Party is a "forward contract merchant" within the meaning of the Bankruptcy Code with respect to the Contract and any transactions thereunder; (iii) all payments made or to be made by one party to the other party, and/or credits, offsets, liquidation of collateral, drawdowns, or any other similar settlement of the transactions and Credit Support Obligations pursuant to this Contract, of whatever nature or character, physical or financial, constitute “settlement payments" within the meaning of the Bankruptcy Code; (iv) all transfers, directly or indirectly, by one party to the other party arising under or related to Section 10.1 of this Contract constitute "margin payments" within the meaning of the Bankruptcy Code; and (v) each party's rights under Sections 10.2, 10.3 and 10.4 of this Contract constitutes a contractual right to liquidate, accelerate, offset and/or terminate” the transactions within the meaning of the Bankruptcy Code.

(b)	Each party acknowledges and agrees that, for purposes of this Contract, the other party is not a “utility” as such term is used in Section 366 of the Bankruptcy Code.

(c)
Each party acknowledges and that upon an Event of Default, the Non-Defaulting Party may terminate the Contract and transactions, and all obligations. including Credit Support Obligations, arising under or related to the Contract and transactions, of whatever nature or character, financial, physical or otherwise, may be liquidated, accelerated and settled at the option of the Non-Defaulting Party pursuant to the terms of this Contract and applicable state law and, if a case is initiated under the Bankruptcy Code, such termination shall occur pursuant to the provisions in the Bankruptcy Code applicable to forward contracts In that regard, unless the parties have entered into a separate master netting agreement covering all transactions, this Contract shall constitute a "master netting agreement" under the applicable provisions of the Bankruptcy Code. including, without limitation, Section 561 thereof.”

Section 11. Force Majeure

Section 11 is amended by adding the following as Section 11.7

11.7
In the event that the party whose performance is prevented by Force Majeure is unable to make or accept delivery of Gas, as applicable, pursuant to the Contract, or pursuant to a modified delivery schedule acceptable to the non-affected party, then such non-affected party shall also be relieved of its obligation, from the onset of the Force Majeure event, to make or accept delivery of Gas, as applicable.

Section 14. Miscellaneous

Section 14.4 is amended by deleting the section in its entirety and replacing it with the following:

"The parties agree that this Contract shall supersede and replace all prior agreements between the parties hereto with respect to the purchase and sale of natural gas and that all transactions under any such prior agreements are, effective as of the date of this Contract, now governed solely by the terms of this Contract and shall be transactions hereunder and a part of the single integrated agreement between the parties. This Contract may be amended only by a writing executed by both parties."

Section 14 is amended by adding the following as Section 14.12:

14.12
The parties do hereby represent and warrant that the General Terms and Conditions of the Base Contract have not been modified, altered, or amended in any respect except for these Special Provisions which are attached to and made a part of the Base Contract.

Atmos Energy Marketing, LLC	Corning Natural Gas Corporation

By: /s/Marc Tronzo	By: /s/Stanley G. Sleve
Name: Marc Tronzo	Name: Stanley G. Sleve
Title: Sr. VP of Trading	Title: Vice President
Date: July 1, 2008	Date: June 20, 2008

Confidential Treatment Requested -  Redacted version
****
Indicates that information has been omitted pursuant to a request for confidential treatment pursuant to  Rule 24b-2 of the Securities Exchange Act of 1934.  The omitted information has been filed separately with the Securities and Exchange Commission.

TRANSACTION CONFIRMATION

ATMOS energy Atmos Energy Marketing	Date: July 1st, 2008 Transaction Confirmation #: 255785; 255786

This Transaction Confirmation is subject to the Base Contract between Seller and Buyer dated July 1, 2008.  The terms of this Transaction Confirmation are binding unless disputed in writing within 2 Business Days of receipt unless otherwise specified in the Base Contract.

SELLER:

Atmos Energy Marketing, LLC
13430 Northwest Freeway, Suite 700, Houston, TX 77040
Attn: Trevor Atkins
Phone: 502-326-1381
Fax: 713-688-1625
Transporter(s): Columbia Gas Transmission (“TCO”); Tennessee Gas Pipeline (“TGP”); Dominion Transmission (“DTI”) and Transcontinental Gas Pipe Line Corporation (“TRANSCO”).
BUYER: Corning Natural Gas Corporation 330 W. William St. Corning, NY 14830 Attn: Jerry Sleve Phone: 607-936-3755 Fax: 607-926-2844

Contract Price: ****

Delivery Period:  Begin:  July 1, 2008            End: March 31, 2010

Performance Obligation and Contract Quantity:  Firm/MMBtus:  See Special Condition #4

Delivery Point(s): SELLER’S Delivery Points to BUYER off of TGP and TRANSCO shall be into DTI and/or TCO.  SELLER will not be shipper of record for BUYER’S capacity on TCO or DTI but, as agent, will nominate and schedule deliveries for Customer to Customer’s city gate(s) off TCP and/or DTI.

Special Conditions:

1) At the expiration of the initial Delivery Period and any extension thereof, this Transaction Confirmation, and the Delivery Period shall automatically extend for successive (12) month periods unless terminated by BUYER or SELLER upon ninety (90) days written notice to the other. Upon termination, the rights, duties and obligations of BUYER and SELLER under this Contract cease except that this Contract shall apply and govern through the Delivery Period of any agreed upon transaction which continues beyond termination and to the extent that final reconciliations and payments are necessary. ****

2) SELLER shall have the right to optimize BUYER'S capacity on TRANSCO and TGP and such capacity shall be released to SELLER (so long as BUYER'S contracts are not modified other than as to the counter-party) as fully recallable, pre-arranged releases at maximum rates for the term hereof, and BUYER authorizes SELLER to effectuate such release through a posted releases on the applicable pipeline electronic bulletin boards. SELLER may optimize this capacity and shall share with BUYER any optimization revenue derived by SELLER according to the formula set forth herein below. SELLER shall act as BUYER'S agent for purposes of nominating and scheduling deliveries on BUYER'S capacity on DTI and TCO to BUYER'S city gate(s). BUYER hereby designates SELLER as its Agent to perform scheduling under BUYER'S Firm and Interruptible Transportation and Storage Contracts as listed on the attached Addendum. Furthermore, BUYER shall designate SELLER as its agent to receive all measurement reports, statements and other documentation as are provided by the Transporters, their affiliates or billing agencies. BUYER agrees to execute documents required to effectuate these transactions and SELLER'S agency authority. It is expressly understood by BUYER that no fiduciary duty of any kind from SELLER to BUYER is created tinder this agreement or by virtue of SELLER'S status as BUYER'S agent.

3) From time to time, BUYER and SELLER may mutually agree to BUYER'S release to SELLER of portions of its capacity on DTI or TCO.  As BUYER’S Agent, SELLER shall perform required release functions on the appropriate pipeline electronic bulletin board ("EBB"). These potential releases will be posted as recallable and biddable releases at prearranged rates. Revenue derived from capacity release activity will be included in the Revenue Sharing amount.

4) During the term of this Transaction Confirmation, the SELLER is obligated to sell and deliver on a Firm basis, and BUYER is entitled to purchase and receive the Maximum Daily Quantity (MDQ) available in dekatherms (Dth) at its city gate Interconnect with DTI and **** dekatherms via TCO to BUYER'S city gate with that pipeline.  As Blanket Agent on DTI and TOO, SELLER shall manage the scheduling process such that BUYER uses its no notice storage agreements on DTI and TCO to meet BUYER'S additional daily demand requirements- SELLER shall use commercially reasonable efforts to supply any quantities above the MDQ that are timely requested by BUYER at a mutually agreed upon price. The MDQ represents BUYER'S anticipated maximum daily natural gas use requirements.

Note: The  MDQ calculation for Marketers requiring utility capacity is re-calculated every October. This does not correspond with the rollover dates of this agreement. However it is not anticipated that a change in the released volume from 1 year to the next would cause an increase or decrease in daily available MDQ of greater than 2% of the currently available capacity of ****.

5) SELLER shall arrange for the purchase of gas and the transportation and delivery of gas to BUYER.  In accordance with the terms of this Agreement. SELLER shall procure supply and effectuate nominations with the appropriate pipeline(s) for the delivery of gas to BUYER'S Delivery Points. SELLER shall coordinate nomination requirements on a timely basis with BUYER. BUYER'S nominations for base load gas will be submitted to SELLER no later than six (6) business days prior to the beginning of each month, BUYER'S nominations for daily purchases will be submitted to SELLER no later than 8:00 AM central standard time ("CST") on the day prior to the day of flow. SELLER will generate for BUYER a statement showing quantities delivered and related transportation and storage charges.

6) All Pipeline and Storage Demand Charges are to be paid by SELLER for the contracts delineated in the Addendum as Shipper of Record (TGP and TRANSCO). BUYER shall reimburse SELLER for one hundred percent (100%) of these charges.

7) BUYER shall pay usage and volumetric fees as well as retainage on Transco and TOP between the Receipt points and Delivery Points applicable to gas delivered for BUYERS use. In determining the invoicing of gas costs and FT commodity and fuel (including storage injections) to SELLER, BUYER will nominate monthly base load quantities to be delivered to DTI & TCO and the logical invoicing path from the supply areas on BUYER'S transportation agreements to be managed by SELLER. This logical invoicing quantity and path will be inclusive of BUYER’S projected storage injection activity on DTI & TCO which will be determined by taking the desired ending balance less the beginning balance at the time of the agreement divided by the number of months left in the summer injection season. If the agreement starts on July 1, 2008, SELLER would include one-fourth (1/4) of the remaining injection quantity for the rest of the summer. For the injection season within calendar year 2009, SELLER would invoice one-seventh (1/7) of the remaining injection quantity for each summer injection season month, To the extent operationally feasible and permitted by the pipelines) FERC Tariffs, SELLER shall be permitted to create value for Revenue Sharing by deviating from the logical billing plan by using alternate supply areas-and. transportation paths as well as deferring or accelerating deliveries to DTI and TCO to the extent these deferred or accelerated deliveries do not create additional DTI & TCO contract storage costs or penalties. SELLER shall deliver the appropriate quantity of gas to BUYER over the course of this Agreement such that logical invoiced amounts are balanced with actual deliveries after accounting for pipeline retainage.

8) BUYER'S monthly nominations of base load gas up to its pipeline entitlements will specify the appropriate sourcing of supply from receipt areas on TOP, TRANSCO, DTI, and TCO. The locations available and the price of the gas from each location is detailed as follows:

****	****
****	****
****	****
****	****
****	****
****	****
****	****

9) BUYER shall have the ability to purchase additional spot gas on a daily basis up to its remaining pipeline entitlements as required based upon the following indices:

****	****
****	****
****	****
****	****
****	****
****	****
****	****

10) The amount available for Revenue Sharing ****.

11) SELLER will retain **** of the Revenue Sharing amount and rebate **** to BUYER.

12) ****

13) ****

14) SELLER will have full discretion as to the manner in which firm transportation and storage entitlements are used as long as it does not result in higher overall natural gas costs to BUYER.  The revenue sharing calculation will be determined at month end and based upon the pre-determined logical billing paths.  BUYER’S Gas Supply and Acquisition Plan (Supply Plan) as approved by the New York State Public Service Commission (“PSC”) will become the basis for determining these logical billing paths and the corresponding Revenue Sharing Amount.

15) SELLER will use its best efforts to schedule natural gas for delivery to BUYER in a manner that maximizes the amount to be shared under the sharing mechanism. Within the boundaries of the timing of any required purchases, whether base-load, fixed-price gas, storage or spot purchases, SELLER recognizes that it is required to document it in written monthly reports to BUYER its optimization activities in regards to sourcing and shipping natural gas to BUYER and third parties.

16) In regards to BUYER'S requirement to provide monthly gas supply reports to the New York State Public Service Commission by the 15th of each month, SELLER recognizes that this report includes data that will be supplied by SELLER. SELLER also recognizes that it will be a requirement that SELLER provide timely reports which include all requisite data including storage transactions (injections and withdrawals) and levels, base-load supply, spot purchases, all off system sales transactions, as well as other information that may be required by the PSC. BUYER will provide SELLER with required report information for the previous month and a preliminary invoice no later than the 10th of each month.

17) BUYER and SELLER shall cooperate to ensure that BUYER nominates sufficient quantities to achieve the following minimum storage inventory balances (in dekatherms) by the beginning of the identified months on DTI and TCO:

Month	Days	% Full	DTI GSS	TCO FSS
April	30	****	****	****
May	31	****	****	****
June	30	****	****	****
July	31	****	****	****
August	31	****	****	****
September	30	****	****	****
October	31	****	****	****
November	30	****	****	****
December	31	****	****	****
January	31	****	****	****
February	28	****	****	****
March	31	****	****	****

Note: AEM Fill requirements for year 1 begin July 1, 2008.

18) Estimated Monthly and Daily city Gate deliveries in dekatherms:

Period	Monthly	Daily
JANUARY	****	****
FEBRUARY	****	****
MARCH	****	****
APRIL	****	****
MAY	****	****
JUNE	****	****
JULY	****	****
AUGUST	****	****
SEPTEMBER	****	****
OCTOBER	****	****
NOVEMBER	****	****
DECEMBER	****	****

Seller will extend an unsecured line of **** to BUYER (the “Credit Line”).  SELLER currently estimates a maximum exposure, in the current market, of **** on a revolving ****-day period.  BUYER shall accelerate the normal payment date to the **** day of the month following gas flow on those occasions where BUYER is projected to exceed the Credit Line.  BUYER shall ensure that a letter of credit is issued by BUYER’S bank to SELLER prior to August 25th, 2008 in the amount based upon the calculations attached as “Corning Natural Gas - Exhibit A”.  BUYER will furnish SELLER copies of its quarterly financial statements.  BUYER agrees that SELLER may request and BUYER will furnish Adequate Assurance of Performance in the event that one or more of the following occur: 1) BUYER’S net income is negative for the latest **** and BUYER’S then current year-to-date income ****, or 2) BUYER’S stock price falls below ****, provided that the foregoing shall be in addition to and shall not be considered a limitation on SELLER’S right to request and receive Adequate Assurance of Performance in accordance with Section 10.1 of the Base Contract.

SELLER: Atmos Energy Marketing, LLC	BUYER: Corning Natural Gas Corporation

By: /s/ Marc Tronzo	By: /s/ Stanley G. Sleve
Title: Sr. VP of Trading	Title: Vice President - Administration
Date: July 1, 2008	Date: June 19, 2008

ADDENDUM
BUYER’S TRANSPORTATION AND STORAGE CONTRACTS

CUSTOMER	RATE SCHEDULE	MDQ/SCQ	SCQ IN DTH	CONTRACT NO.	PIPELINE
CORNING NATURAL GAS	FTNN	****	****	****	DTI
CORNING NATURAL GAS	FTNN-GSS	****	****	****	DTI
CORNING NATURAL GAS	GSS	****	****	****	DTI
CORNING NATURAL GAS	FTS	****	****	****	TCO
CORNING NATURAL GAS	NTS	****	****	****	TCO
CORNING NATURAL GAS	SST	****	****	****	TCO
CORNING NATURAL GAS	FSS	****	****	****	TCO
CORNING NATURAL GAS	FT-A	****	****	****	TGP
CORNING NATURAL GAS	FT	****	****	****	TRANSCO

NOTE: (8) DTI Contract FTNN Contract 100117 MDQ reduced by 3,401 to 8.012 to accommodate marketer obligations on CNG system.